                                  Power of Attorney

        The undersigned, G. Steven Dawson, a director of Alesco Financial Inc.
("Alesco"), hereby authorizes and designates Daniel Munley, the Secretary of Alesco, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign and file any and all Forms 3, 4 and 5 required to be signed and filed by the undersigned pursuant to the Securities Exchange Act of 1934, until such time as the undersigned may revoke such attorney-in-fact and agency.

        Dated this 18th day of October, 2006.

                                                        /s/ G. Steven Dawson
                                                        ____________________
                                                        G. Steven Dawson